As filed with the Securities and Exchange Commission on March 12, 2020

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BrightView Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	46-4190788
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
980 Jolly Road Blue Bell, Pennsylvania (Address of Principal Executive Offices) (Zip Code)

BrightView Holdings, Inc. Amended and Restated 2018 Omnibus Incentive Plan

(Full Title of the Plan)

Jonathan M. Gottsegen, Esq.

Executive Vice President, Chief Legal Officer and Corporate Secretary

BrightView Holdings, Inc.

980 Jolly Road

Blue Bell, Pennsylvania

(Name and address of agent for service)

Telephone: (484) 567-7204

(Telephone number, including area code, of agent for service)

Copies of all notices, orders and communication to:

Joseph H. Kaufman, Esq.

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017-3954

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee(3)
Common stock (1)	7,000,000	$12.57	$87,990,000	$11,421.10

(1)	Covers common stock, par value $0.01 per share, of BrightView Holdings, Inc. (“Common Stock”) issuable under the BrightView Holdings, Inc. Amended and Restated 2018 Omnibus Incentive Plan (the “Plan”).
(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(3)	Pursuant to Rule 457(c) and 457(h)(1) of the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for the purpose of calculating the amount of the registration fee and are based on a price of $12.57 per share of Common Stock, which is the average of the high and low prices per share of the Common Stock reported on the New York Stock Exchange on March 10, 2020.

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 7,000,000 shares of common stock, par value $0.01 per share (“Common Stock”), of BrightView Holdings, Inc. (the “Company” or the “Registrant”) issuable under the Brightview Holdings, Inc. Amended and Restated 2018 Omnibus Incentive Plan (the “Plan”). In accordance with Section E of the General Instructions to Form S-8, the contents of the Registration Statement on Form S-8 previously filed with the Securities and Exchange Commission (the “Commission”) relating to the BrightView Holdings, Inc. 2018 Omnibus Incentive Plan and the BrightView Holdings, Inc. 2018 Employee Stock Purchase Plan (File No. 333-225972) are incorporated by reference herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Commission by the Company are hereby incorporated by reference in this Registration Statement:

(a)	the description of the Company’s Common Stock included in the Company’s Registration Statement on Form 8-A filed with the Commission on June 28, 2018, and any amendment or report filed for the purpose of updating such description;

(b)	the Company’s Annual Report on Form 10-K filed with the Commission on November 21, 2019;

(c)	the Company’s Quarterly Report on Form 10-Q filed with the Commission on February 6, 2020; and

(d)	the Company's Current Report on Form 8-K filed with the Commission on March 11, 2020.

All documents that the Company subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

The following exhibits are filed as part of this Registration Statement.

Exhibit Number	Description
4.1	Third Amended and Restated Certificate of Incorporation of BrightView Holdings, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on July 2, 2018)
4.2	Amended and Restated Bylaws of BrightView Holdings, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the Commission on July 2, 2018
4.3	Stockholders Agreement, dated as of June 27, 2018, among BrightView Holdings, Inc. and the stockholders party thereto (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Commission on July 2, 2018)
4.4	Second Amended and Restated Limited Partnership Agreement of BrightView Parent, L.P., dated June 30, 2014, by and among BrightView GP I, LLC and the other parties party thereto (incorporated by reference to Exhibit 10.2 to the Company’s Registration Statement on Form S-1/A filed with the Commission on June 11, 2018)
4.5	Amendment No. 1 to the Second Amended and Restated Limited Partnership Agreement of BrightView Parent, L.P., dated July 5, 2016, by BrightView GP I, LLC (incorporated by reference to Exhibit 10.3 to the Company’s Registration Statement on Form S-1/A filed with the Commission on June 11, 2018)
4.6	Amendment No. 2 to the Second Amended and Restated Limited Partnership Agreement of BrightView Parent L.P., dated as of June 27, 2018, by and among BrightView GP I, LLC and BrightView Holdings, Inc. (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the Commission on July 2, 2018)
4.7	The BrightView Holdings, Inc. Amended and Restated 2018 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on March 11, 2020)
5	Opinion of Simpson Thacher & Bartlett LLP*
23.1	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5 hereto)*
23.2	Consent of Deloitte & Touche LLP, an independent registered public accounting firm*
24	Powers of Attorney (included on the signature page to this Registration Statement)*

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Blue Bell, Pennsylvania, on March 12, 2020.

BRIGHTVIEW HOLDINGS, INC.

By:	/s/ Andrew V. Masterman
Name: Andrew V. Masterman
Title: Chief Executive Officer, President and Director

 POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Andrew V. Masterman, John A. Feenan and Jonathan M. Gottsegen and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, to sign in any and all capacities (including, without limitation, the capacities listed below), the registration statement, any and all amendments (including post-effective amendments) to the registration statement and any and all successor registration statements of BrightView Holdings, Inc., including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done to enable BrightView Holdings, Inc. to comply with the provisions of the Securities Act and all the requirements of the Securities and Exchange Commission, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on March 12, 2020:

Signature	Capacity

/s/ Andrew V. Masterman Andrew V. Masterman	Chief Executive Officer, President and Director (Principal Executive Officer)

/s/ John A. Feenan John A. Feenan	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Louay H. Khatib Louay H. Khatib	Chief Accounting Officer (Principal Accounting Officer)

/s/ Paul E. Raether Paul E. Raether	Chairman of Board of Directors

/s/ James R. Abrahamson James R. Abrahamson	Director

/s/ Jane Okun Bomba Jane Okun Bomba	Director

/s/ Shamit Grover Shamit Grover	Director

/s/ Richard W. Roedel Richard W. Roedel	Director

/s/ Mara Swan Mara Swan	Director

/s/ Joshua T. Weisenbeck Joshua T. Weisenbeck	Director